EXECUTION VERSION

ESCROW AND DEPOSIT ACCOUNT CONTROL AGREEMENT

among

NEKTAR THERAPEUTICS,

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Collateral Agent,

and

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Escrow Agent

Dated as of July 11, 2012

ACCOUNT NUMBER: 00000000

SHORT TITLE OF ACCOUNT: Cash Reserve Account

EXECUTION VERSION

ESCROW AND DEPOSIT ACCOUNT CONTROL AGREEMENT made this 11th day of July, 2012 (this “Agreement”), by and among (i) Nektar Therapeutics, a Delaware corporation (the “Company”), (ii) Wells Fargo Bank, National Association (“WFB”), in its capacity as collateral agent under the Indenture (as defined herein) (together with its successors and assigns, in such capacity, the “Collateral Agent”), for the benefit of the Secured Parties (as defined in the Security Agreement (as defined herein)), and (iii) WFB, in its capacity as a “bank” as defined in Section 9-102 of the UCC and as escrow agent (together with its successors and assigns, in such capacity, the “Escrow Agent”). All references to “UCC” shall mean the Uniform Commercial Code as in effect in the State of New York.

This Agreement is being entered into in connection with (i) the Purchase Agreement, dated July 3, 2012 (the “Purchase Agreement”), among the Company, Cowen and Company, LLC and CRT Capital Group LLC, as representative of the initial purchasers of the Notes (as defined herein) issued on the date hereof, (ii) the Indenture, dated as of July 11, 2012 (the “Indenture”), governing the Company’s 12% Senior Secured Notes due 2017 (the “Notes”), between the Company, the Trustee and the Collateral Agent, and (iii) the Pledge and Security Agreement, dated as of July 11, 2012 (the “Security Agreement”), between the Company and the Collateral Agent. Capitalized terms, which are used but not defined herein have the meanings specified therefor in the Security Agreement.

The parties hereto hereby agree that, in consideration of the mutual promises and covenants contained herein, the Escrow Agent shall hold in escrow and shall distribute Escrow Property (as defined herein) in accordance with and subject to the following:

ARTICLE I.

INSTRUCTIONS

Section 1.1.          Appointment of Escrow Agent; Escrow Property.

The property and/or funds deposited or to be deposited with the Escrow Agent by the Company shall be as follows:

(a)          The Company hereby appoints WFB as Escrow Agent in accordance with the terms and conditions set forth in this Agreement and WFB hereby accepts such appointment. Concurrently with the execution and delivery hereof, the Company will cause TWENTY-FIVE MILLION DOLLARS ($25,000,000) (the “Deposit”) to be deposited with the Escrow Agent in a trust account maintained by the Escrow Agent (ABA No. 000000000) with the account number 0000000000, for further credit account number 0000000 and the account name “Cash Reserve Account” (such account referred to as the “Cash Reserve Account”).

(b)          (i) The Escrow Agent shall accept the Deposit and shall hold such funds and the proceeds thereof in the Cash Reserve Account for disbursement in accordance with the provisions hereof. The Cash Reserve Account and the Escrow Property (as defined herein) shall be under the control (within the meaning of Section 9-104 of the UCC) of the Collateral Agent and, notwithstanding any other provisions of this Agreement, the Escrow Agent shall comply with all instructions given by the Collateral Agent (in its capacity as a Secured Party) directing the disposition of the Escrow Property without further consent of the Company or any other person. The Collateral Agent agrees not to deliver any instructions except as permitted by this Agreement. Each party hereto confirms that the arrangements established above constitute “control” by the Collateral Agent of the Cash Reserve Account and the Escrow Property. The Escrow Agent and the Company have not and will not enter into any other agreement with respect to control of the Cash Reserve Account or any Escrow Property or purporting to limit or condition the obligation of the Escrow Agent to comply with any orders or instructions with respect to the Cash Reserve Account or the Escrow Property as set forth in this Section 1.1(b). The Deposit and all funds, securities or other property now or hereafter credited to the Cash Reserve Account, plus all interest, income, dividends and other distributions and payments on any of the foregoing (collectively the “Distributions”) received by the Escrow Agent are collectively referred to herein as “Escrow Property”.

(ii)         As security for the due and punctual payment of all obligations that may become due in respect of the Notes (including, without limitation, the aggregate principal amount of and accrued and unpaid interest and premium, if any, on the Notes), the Company has granted to the Collateral Agent, for the benefit of Secured Parties, pursuant to the Security Agreement, a continuing security interest in, and a lien on, the Cash Reserve Account and the Escrow Property credited thereto and all the proceeds thereof, whether now owned or existing or hereafter acquired or arising. The security interest of the Collateral Agent shall at all times be valid, perfected and enforceable as a first-priority security interest by the Collateral Agent against the Company and all third parties in accordance with the terms of this Agreement. The Company agrees to take all actions as necessary or reasonably requested in connection with the perfection of such security interest.

(iii)        Upon the release of any Escrow Property pursuant to Section 1.3 hereof, the security interest of the Collateral Agent in such Escrow Property for the benefit of the Secured Parties shall automatically terminate without any further action. The Collateral Agent and the Escrow Agent agree to execute, deliver and acknowledge all such further documents, agreements, certificates and instruments and do such further acts as the Company may reasonably request to more effectively evidence or effectuate the foregoing release of the Escrow Property.

(c)          The Escrow Agent is authorized and directed to deposit, transfer, hold and invest the Escrow Property and any investment income thereon as set forth in Exhibit B hereto, or as set forth in any subsequent written instruction signed by the Company. Absent its timely receipt of instructions from the Company, the Escrow Agent shall have no duty to invest (or otherwise pay interest on) the Escrow Property. With respect to any Escrow Property received by Escrow Agent after 10:00 a.m., New York City time, Escrow Agent shall not be required to invest such funds or to effect any investment instruction until the next Business Day. For purposes of this Escrow Agreement “Business Day” shall mean any day that the Escrow Agent is open for business. Any investment earnings and income on the Escrow Property shall become part of the Escrow Property, and shall be disbursed in accordance with Section 1.3 of this Agreement.

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(d)          The Escrow Agent is hereby authorized and directed to sell or redeem any such investments to make any payments or distributions required under this Escrow Agreement. The Escrow Agent shall have no responsibility or liability for any loss, fee, tax, penalty or other charge which may result from any investment, reinvestment, sale or liquidation of investment made pursuant to this Agreement. The Escrow Agent is hereby authorized, in making or disposing of any investment permitted by this Escrow Agreement, to deal with itself (in its individual capacity) or with one or more of its affiliates, whether it or any such affiliate is acting as agent of the Escrow Agent or for any third person or dealing as principal for its own account. The Company acknowledges that the Escrow Agent is not providing investment supervision, recommendations or advice. The Escrow Agent shall be under no duty to afford the Escrow Property any greater degree of care than it gives its own similar property.

(e)          The Company represents and warrants that (i) it was duly incorporated and is validly existing as a Delaware corporation and is not incorporated under the laws of any other jurisdiction, and (ii) this Agreement has been duly authorized, executed and delivered on its behalf and constitutes its legal, valid and binding obligation, subject to bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws now or hereafter in effect relating to creditors’ rights generally, and general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be.

(f)          The Escrow Agent represents and warrants that (i) it has all power and authority to act as a “bank”, as defined in Section 9-102 of the UCC and that this Agreement constitutes an authenticated record within the meaning of Section 9-104 of the UCC, and (ii) this Agreement has been duly authorized, executed and delivered on its behalf and constitutes its legal, valid and binding obligation, subject to bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws now or hereafter in effect relating to creditors’ rights generally, and general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be.

Section 1.2.          Distribution of Escrow Property.

The Escrow Agent is directed to hold and only distribute the Escrow Property in the following manner:

(a)          Account Maturity Date: On or after July 1, 2015, so long as no Default or Event of Default shall have occurred and be continuing, the Company may obtain a release of all of the Escrow Property by delivering to each of the Escrow Agent and the Collateral Agent an Officer’s Certificate, upon which each may conclusively rely, substantially in the form of Exhibit A hereto.

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(b)          Event of Default. If the Escrow Agent receives a written notice from the Trustee or Collateral Agent that an Event of Default has occurred and is continuing, the Escrow Agent will liquidate all Escrow Property then held by it, and the Escrow Agent will release to the Collateral Agent for payment to the holders of the Notes an amount of Escrow Property not to exceed the amount necessary to pay any remaining interest on the Notes in inverse order of scheduled payment. Promptly following such release, the Escrow Agent shall release any Escrow Property that remains in the Cash Reserve Account as directed in written instructions from the Company.

Section 1.3.          Distribution of Escrow Property Upon Termination.

Upon the release of any Escrow Property as directed in writing by the Company, pursuant to Section 1.2(a) hereof, such Escrow Property shall be delivered to the recipient, free and clear of any and all interests of the Escrow Agent, the Collateral Agent and the holders of the Notes (except for any liens thereon arising under the Indenture or the Collateral Documents).

Upon any release of any Escrow Property to the Collateral Agent for distribution pursuant to Section 1.2(b), the Escrow Property released in accordance there will be disbursed by the Escrow Agent free and clear of any and all claim or interest of the Company.

Section 1.4.          Compensation.

(a)          The Company shall pay all activity charges as separately agreed in writing between the Escrow Agent and the Company.

(b)          The Company shall be responsible for and shall reimburse the Escrow Agent upon demand for all documented reasonable out-of-pocket expenses (including, without limitation, reasonable attorneys’ and other professionals’ fees and expenses), disbursements and advances incurred or made by the Escrow Agent in connection with this Agreement.

Section 1.5.          No Setoff.

The Escrow Agent hereby (i) subordinates any security interest, lien or other encumbrance against the Cash Reserve Account to the security interest of the Collateral Agent and (ii) will not exercise any right of recoupment, setoff or debit against the Cash Reserve Account.

ARTICLE II.

TERMS AND CONDITIONS

Section 2.1.          The duties, responsibilities and obligations of the Escrow Agent shall be limited to those expressly set forth herein and no duties, responsibilities or obligations shall be inferred or implied. The Escrow Agent shall not be subject to, nor required to comply with, any other agreement to which the Company is a party, even though reference thereto may be made herein, or to comply with any direction or instruction (other than those contained herein or delivered in accordance with this Agreement) from the Company or any entity acting on its behalf, and the Escrow Agent shall have no duty to know or inquire as to the performance or nonperformance of any provision of any such agreement, instrument, or document. The Escrow Agent shall not be required to, and shall not, expend or risk any of its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder. The Escrow Agent shall exercise the same degree of care toward the Escrow Property as it exercises towards its own similar property. Under no circumstances will the Escrow Agent be deemed to be a fiduciary to any other person under this Agreement. The Escrow Agent will not be responsible or liable for the failure of any other party hereto to perform in accordance with this Agreement.

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Section 2.2.          This Agreement is for the exclusive benefit of the parties hereto and their respective successors hereunder, and shall not be deemed to give, either express or implied, any legal or equitable right, remedy, or claim to any other entity or person, including, without limitation, the holders of the Notes, whatsoever.

Section 2.3.          If at any time the Escrow Agent is served with any judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process which in any way affects Escrow Property (including but not limited to orders of attachment or garnishment or other forms of levies or injunctions or stays relating to the transfer of Escrow Property), the Escrow Agent is authorized to comply therewith in any manner as it or its legal counsel of its own choosing deems appropriate (but shall in any event provide notice thereof to the Collateral Agent and the Company); and the Escrow Agent shall not be liable to any of the parties hereto or to any other person or entity with respect to its compliance with any such judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process, even though such order, judgment, decree, writ or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect.

Section 2.4.          (a) The Escrow Agent shall not be liable for any action taken or omitted to be taken or for any loss or injury resulting from its actions or its performance or lack of performance of its duties hereunder, including but not limited to lost profits, irrespective of whether the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action arising in connection with this Agreement, in the absence of gross negligence or willful misconduct on its part as determined by a court of competent jurisdiction. In no event shall the Escrow Agent be liable (i) for acting in accordance with or relying upon any instruction, notice, demand, certificate or document believed by the Escrow Agent in good faith to be from an authorized officer of the Company listed on Schedule A hereto, as such may be amended from time to time or (ii) for any consequential, punitive or special damages. The Escrow Agent may perform any duties hereunder either directly or by or through agents and attorneys and the Escrow Agent shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

(b)          The Escrow Agent may consult with legal counsel of its selection (with the expense to be reimbursed in accordance with Section 1.4(b) hereof) in connection with the satisfaction of its duties under this Agreement, and the Escrow Agent shall not incur any liability in acting in good faith in accordance with any advice from such counsel.

(c)          The Escrow Agent shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Escrow Agent (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, or the unavailability of the Federal Reserve Bank wire or other wire or communication facility).

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Section 2.5.          Unless otherwise specifically set forth herein, the Escrow Agent shall proceed as soon as practicable to collect any checks or other collection items at any time deposited hereunder. All such collections shall be subject to the Escrow Agent’s usual collection practices or terms regarding items received by the Escrow Agent for deposit or collection. The Escrow Agent shall not be required, or have any duty, to notify anyone of any payment or maturity under the terms of any instrument deposited hereunder, nor to take any legal action to enforce payment of any check, note or security deposited hereunder or to exercise any right or privilege which may be afforded to the holder of any such security.

Section 2.6.          The Escrow Agent shall provide to the Company monthly statements identifying holdings of Escrow Property and each such statement shall be deemed to be correct and final upon receipt thereof by the Company unless the Escrow Agent is notified in writing to the contrary within ten Business Days of the Company’s receipt of such statement.

Section 2.7.          Notices, instructions or other communications shall be in writing and shall be sent:

in the case of the Company, to:

Nektar Therapeutics

455 Mission Bay Boulevard South

San Francisco, California 94158

Attention: Gil Labrucherie, Esq.

Email: xxxxxxxxxxxxxxx

in the case of the Trustee or Collateral Agent, to:

Wells Fargo Bank, National Association, as Trustee or Collateral Agent

45 Broadway, 14th Floor

New York, New York 10006

Attention: Corporate Trust Services – Administrator for Nektar Therapeutics

Email: xxxxxxxxxxxxxxx

in the case of the Escrow Agent, to:

Wells Fargo Bank, National Association, as Escrow Agent

45 Broadway, 14th Floor

New York, New York 10006

Attention: Corporate Trust Services – Administrator for Nektar Therapeutics

Email: xxxxxxxxxxxxxxx

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(or to such other address as may be substituted therefor by written notification to the Escrow Agent, the Collateral Agent and the Company). Notices shall be deemed to have been duly given if delivered (i) personally, (ii) by email transmission with written confirmation of receipt, (iii) by overnight delivery with a reputable national overnight delivery service, or (iv) by mail or by certified mail, return receipt requested, and postage prepaid. If any notice is mailed, it shall be deemed given five business days after the date such notice is deposited in the United States mail. Notwithstanding the foregoing, notices to the Escrow Agent shall be deemed to be given when actually received by the Escrow Agent. The Escrow Agent is authorized to comply with and rely upon any notices, instructions or other communications believed by it to have been sent or given by the Company or by a person or persons authorized by the Company. Whenever under the terms hereof the time for giving a notice or performing an act falls upon a day that is not a Business Day, such time shall be extended to the next Business Day. Attached as Schedule A hereto is a list of those persons initially entitled to give notices, instructions and other communications to the Escrow Agent on behalf of the Company. Schedule A may be amended from time to time by written notice from the Company to the Escrow Agent.

Section 2.8.          The Company shall reimburse and indemnify the Escrow Agent and hold the Escrow Agent harmless from and against any and all claims, losses, liabilities, costs, damages or expenses (including, without limitation, reasonable attorneys’ fees and expenses) (collectively, “Losses”) arising from or in connection with or related to its acceptance of appointment under this Agreement or being the Escrow Agent hereunder (including but not limited to Losses incurred by the Escrow Agent in connection with its successful defense, of any claim of gross negligence or willful misconduct on its part), provided, however, that nothing contained herein shall require the Escrow Agent to be indemnified for Losses caused by its gross negligence or willful misconduct as determined by a court of competent jurisdiction. The provisions of this Section 2.8 shall survive the termination of this Agreement or the resignation or removal of the Escrow Agent.

Section 2.9.          (a) The Company may, with the consent of the Collateral Agent, remove the Escrow Agent at any time by giving to the Escrow Agent fifteen (15) calendar days’ prior notice in writing signed by the Company. The Escrow Agent may resign at any time by giving to the Company and Collateral Agent thirty (30) calendar days’ prior written notice thereof.

(b)          Within fifteen (15) calendar days after giving the foregoing notice of removal to the Escrow Agent or receiving the foregoing notice of resignation from the Escrow Agent, the Company shall appoint a successor Escrow Agent reasonably acceptable to the Collateral Agent. The Company shall cause any successor Escrow Agent to assume the obligations of the Escrow Agent hereunder or to enter into such other Escrow Agreement substantially in the form hereof with such changes, if any, as may be reasonably acceptable to the Collateral Agent. If a successor Escrow Agent has not accepted such appointment by the end of such 15-day period, the Escrow Agent may apply to a court of competent jurisdiction for the appointment of a successor Escrow Agent or for other appropriate relief. The costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) incurred by the Escrow Agent in connection with such proceeding shall be reimbursed by the Company.

(c)          Upon receipt of the identity of the successor Escrow Agent, the Escrow Agent shall either deliver the Escrow Property then held hereunder to the successor Escrow Agent, less the Escrow Agent’s fees, costs and expenses, each determined in accordance herewith, or other obligations owed to the Escrow Agent, or hold such Escrow Property (or any portion thereof), pending distribution, until all such fees, costs and expenses or other obligations are paid.

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(d)          Upon delivery of the Escrow Property to the successor Escrow Agent, the Escrow Agent shall have no further duties, responsibilities or obligations hereunder.

Section 2.10.         Any corporation or association into which the Escrow Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its corporate trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which the Escrow Agent is a party, shall be and become the successor escrow agent under this Escrow Agreement and shall have and succeed to the rights, powers, duties, immunities and privileges as its predecessor, without the execution or filing of any instrument or paper or the performance of any further act.

Section 2.11.         (a) In the event of any ambiguity or uncertainty hereunder or in any notice, instruction or other communication received by the Escrow Agent hereunder, the Escrow Agent may, in its sole discretion, refrain from taking any action other than retaining possession of the Escrow Property, unless the Escrow Agent receives written instructions, signed by the Company, which eliminates such ambiguity or uncertainty.

(b)          In the event of any dispute between or conflicting claims, demands or instructions by the Company and/or any other person or entity (other than the Collateral Agent) with respect to the Cash Reserve Account or any Escrow Property, the Escrow Agent shall be entitled, in its sole discretion, to refuse to comply with any and all claims, demands or instructions with respect to the Cash Reserve Account or such Escrow Property, as the case may be, so long as such dispute or conflict shall continue, and the Escrow Agent shall not be or become liable in any way to the Company for failure or refusal to comply with such conflicting claims, demands or instructions. The Escrow Agent shall be entitled to refuse to act until, in its sole discretion, either (i) such conflicting or adverse claims or demands shall have been determined by a final order, judgment or decree of a court of competent jurisdiction, which order, judgment or decree is not subject to appeal, or settled by agreement between the conflicting parties as evidenced in a writing signed by the Company and satisfactory to the Escrow Agent or (ii) the Escrow Agent shall have received security or an indemnity satisfactory to it sufficient to hold it harmless from and against any and all Losses which it may incur by reason of so acting. The Escrow Agent may, in addition, elect, in its sole discretion, to commence an interpleader action or seek other judicial relief or orders as it may deem, in its sole discretion, necessary. The costs and expenses (including reasonable attorneys’ fees and expenses) incurred in connection with such proceeding shall be paid by the Company.

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Section 2.12.         This Agreement, including all matters of construction, validity and performance and matters relating to the creation, validity, enforcement or priority of the liens created by this Agreement, shall be governed by the laws of the State of New York without regard to the conflict of laws rules thereof (other than Section 5-1401 of the New York General Obligation Law) except as may be required by other mandatory provisions of law. Each of the parties hereto hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Company hereby waives the right to trial by jury in any such proceedings. The Company waives personal service of process and consents to service of process by certified or registered mail, return receipt requested, directed to it at the address last specified for notices hereunder, and such service shall be deemed completed ten (10) calendar days after the same is so mailed.

Section 2.13.         Except as otherwise permitted herein, this Agreement may be modified only by a written amendment signed by all the parties hereto, and no waiver of any provision hereof shall be effective unless expressed in a writing signed by the party to be charged.

Section 2.14.         The rights and remedies conferred upon the parties hereto shall be cumulative, and the exercise or waiver of any such right or remedy shall not preclude or inhibit the exercise of any additional rights or remedies. The waiver of any right or remedy hereunder shall not preclude the subsequent exercise of such right or remedy.

Section 2.15.         The invalidity, illegality or unenforceability of any provision of this Agreement shall in no way affect the validity, legality or enforceability of any other provision; and if any provision is held to be enforceable as a matter of law, the other provisions shall not be affected thereby and shall remain in full force and effect.

Section 2.16.         This Agreement shall terminate upon the distribution of all Escrow Property from the Cash Reserve Account in accordance with Sections 1.2 and 1.3; provided however, that Sections 1.4, 2.8 and 2.19 shall survive notwithstanding any termination of this Agreement or the resignation of the Escrow Agent.

Section 2.17.         The headings contained in this Agreement are for convenience of reference only and shall have no effect on the interpretation or operation hereof.

Section 2.18.         This Agreement may be executed by each of the parties hereto in any number of counterparts, each of which counterpart, when so executed and delivered, shall be deemed to be an original and all such counterparts shall together constitute one and the same agreement.

Section 2.19.         Except as otherwise set forth herein, the Escrow Agent does not have any interest in the Escrow Property deposited hereunder but is serving as escrow holder and a depositary only and having only possession thereof. The Company shall pay or reimburse the Escrow Agent upon request for any transfer taxes or other taxes relating to the Escrow Property incurred in connection herewith and shall indemnify and hold harmless the Escrow Agent any amounts that it is obligated to pay in the way of such taxes. Any payments of income from the Cash Reserve Account shall be subject to withholding regulations then in force with respect to United States taxes. For all tax purposes, the account shall be deemed owned by the Company and the Company will provide the Escrow Agent with appropriate W-9 forms for tax I.D. number certifications as requested. It is understood that the Escrow Agent shall be responsible for income reporting only with respect to income earned on investment of funds which are a part of the Escrow Property and is not responsible for any other reporting, which shall be the sole obligation of the Company.

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Section 2.20.         The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Escrow Agent, in order to help fight the funding of terrorism and prevent money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Escrow Agent. The parties to this Escrow Agreement agree that they will provide the Escrow Agent with such information as it may request in order for the Escrow Agent to satisfy the requirements of the U.S.A. Patriot Act.

[Remainder of Page Intentionally Left Blank.]

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IN WITNESS WHEREOF, each of the parties has caused this Escrow and Deposit Account Control Agreement to be executed by a duly authorized officer as of the day and year first written above.

NEKTAR THERAPEUTICS

By:	/s/ John Nicholson
Name: John Nicholson
Title: Senior Vice President and Chief Financial Officer

WELLS FARGO BANK, NATIONAL
ASSOCIATION, as Collateral Agent

By:	/s/ Raymond Delli Colli
Name: Raymond Delli Colli
Title: Vice President

WELLS FARGO BANK, NATIONAL
ASSOCIATION, as Escrow Agent

By:	/s/ Raymond Delli Colli
Name: Raymond Delli Colli
Title: Vice President

Escrow and Control Agreement

SCHEDULE A1

The following persons are entitled to give notices, instructions and other communications to the Escrow Agent on behalf of the Company:

Authorized Officer	Title

John Nicholson	Sr. Vice President and Chief Financial Officer

Jillian B. Thomsen	Sr. Vice President, Finance and Chief Accounting Officer

Gil M. Labrucherie	Sr. Vice President and General Counsel

1 This Schedule A may be amended from time to time by written notice from the Company to the Escrow Agent.

EXHIBIT A

[Form of] Officer’s Certificate

of

NEKTAR THERAPEUTICS

(Account Maturity)

This certificate is being delivered to each of the Escrow Agent and the Collateral Agent pursuant to Section 1.2(a) of the Escrow and Deposit Account Security Agreement, dated as of July 11, 2012 (the “Escrow Agreement”), by and among Nektar Therapeutics, a Delaware corporation (the “Company”), Wells Fargo Bank, National Association, as Trustee and as Collateral Agent, and Wells Fargo Bank, National Association, as escrow agent (the “Escrow Agent”). Capitalized terms used but not defined herein have the respective meanings specified in the Escrow Agreement.

The Company hereby certifies through the undersigned officers that no Default or Event of Default has occurred.

The Escrow Agent should disburse all Escrow Property, if any, that remains in the Cash Reserve Account to:

.

*      *      *

IN WITNESS WHEREOF, the Company, through the undersigned officer, has signed this Officer’s Certificate this __ day of __________, 20__.

NEKTAR THERAPEUTICS

By:
Name:
Title:

EXHIBIT B

Agency and Custody Account Direction

For Cash Balances

Wells Fargo Money Market Deposit Accounts

Direction to use the following Wells Fargo Money Market Deposit Accounts for Cash Balances for the escrow account or accounts (the “Account”) established under the Escrow Agreement dated as of July 11, 2012 by and between Nektar Therapeutics, Wells Fargo Bank, national Association, as Collateral Agent and Wells Fargo Bank, National Association, as Escrow Agent.

You are hereby directed to deposit, as indicated below, or as I shall direct further in writing from time to time, all cash in the Account(s) in the following money market deposit account of Wells Fargo Bank, National Association:

Wells Fargo Money Market Deposit Account (MMDA)

I understand that amounts on deposit in the MMDA are insured, subject to the applicable rules and regulations of the Federal Deposit Insurance Corporation (FDIC), in the basic FDIC insurance amount of $250,000 per depositor, per insured bank. This includes principal and accrued interest up to a total of $250,000.

I acknowledge that I have full power to direct investments of the Account.

I understand that I may change this direction at any time and that it shall continue in effect until revoked or modified by me by written notice to you.

[PARTY]

Authorized Representative

[DATE]